Exhibit 10.1

OMNIBUS CONSENT AND AMENDMENT NO. 1 TO THIRD AMENDED AND

RESTATED RECEIVABLES PURCHASE AGREEMENT, AMENDMENT NO. 4 TO

RECEIVABLES SALE AGREEMENT AND AMENDMENT NO. 1 TO PERFORMANCE

UNDERTAKING

THIS OMNIBUS CONSENT AND AMENDMENT (this “Consent and Amendment”) is entered into as of September 25, 2008 by and among:

(a) Yellow Roadway Receivables Funding Corporation, a Delaware corporation (the “Seller” or “YRRFC”),

(b) YRC Worldwide Inc., a Delaware corporation (the “Performance Guarantor”),

(c) JPMorgan Chase Bank, N.A., SunTrust Bank, Wachovia Bank, National Association, and ABN AMRO Bank, N.V. (each of the foregoing a “Committed Purchaser”),

(d) Falcon Asset Securitization Company LLC, Three Pillars Funding LLC and Amsterdam Funding Corporation (each of the foregoing, a “Conduit”),

(e) YRC Assurance Co. Ltd., an exempted company incorporated with limited liability under the laws of Bermuda, individually and as agent for itself (together with its successors and permitted assigns and in such latter capacity, a “Co-Agent”),

(f) Wachovia Bank, National Association, as letter of credit issuer (the “LC Issuer”),

(g) SunTrust Robinson Humphrey, Inc., Wachovia Bank, National Association, ABN AMRO Bank, N.V., and JPMorgan Chase Bank, N.A., as “Co-Agents,”

(h) JPMorgan Chase Bank, N.A., as administrative agent for the Groups (together with its successors and permitted assigns and in such capacity, the “Administrative Agent” and together with the Co-Agents, and their respective successors and permitted assigns, the “Agents”),

(i) Yellow Transportation, Inc., an Indiana corporation (“YTI”), Roadway Express, Inc., a Delaware corporation (“REI”), USF Reddaway, Inc., an Oregon corporation (“Reddaway”), and USF Holland, Inc., a Michigan corporation (“Holland” and, together with YTI, REI and Reddaway, the “Current Originators”), with respect to (i) that certain Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008, among the Seller, the Committed Purchasers, the Conduits, LC Issuer and the Agents (the “Existing RPA”), (ii) that certain Amended and Restated Receivables Sale Agreement, dated as of May 24, 2005, by and between the Current Originators, as sellers, and

YRRFC, as purchaser, as amended from time to time (the “Existing RSA”), and (iii) that certain Performance Undertaking, dated as of April 18, 2008, executed by the Performance Guarantor in favor of YRRFC and its successors and permitted assigns (the “Existing Undertaking”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have their meanings as attributed to such terms in the Existing RPA or, if not defined therein, the Existing RSA or the Existing Undertaking, as applicable.

2. Consent. Each of the parties hereto consents to the merger of YTI with and into REI, with the survivor being REI which shall first be renamed “Yellow Roadway Corp.” and shortly thereafter, “YRC Inc.” (the “Merger”). Each of the parties hereto (i) further agrees that the Merger and the foregoing related name changes shall not give rise to a Potential Default or an Event of Default under the Existing RSA or a Potential Servicer Default or Servicer Default under the Existing RPA, and (ii) waives any breach of any covenant, representation or warranty under either the Existing RPA or the Existing RSA that otherwise arises as a result of the consummation of the Merger and the foregoing related name changes.

3. Amendments to RPA and RSA; Waiver.

(a) Effective as of the date of this Consent and Amendment, the definition of “Change of Control” in the Existing RPA is hereby amended and restated in its entirety to read as follows:

“Change of Control” means (i) any Person or Persons acting in concert shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of YRC Worldwide Inc.; or (ii) during any period of twelve (12) consecutive months, commencing before or after the date hereof, individuals who at the beginning of such twelve-month period were directors of YRC Worldwide Inc. shall cease for any reason to constitute a majority of the board of directors of YRC Worldwide Inc.; or (iii) YRC Worldwide Inc. shall cease to own, directly or indirectly, all of the outstanding shares of voting stock of the Seller on a fully diluted basis; or (iv) YRC Worldwide Inc. shall cease to own, directly or indirectly, all of the outstanding shares of voting stock of each Originator on a fully diluted basis.

(b) Effective as of the date of this Consent and Amendment, the following new definitions are hereby inserted into Exhibit I to the Existing RPA in their appropriate alphabetical order:

“Accounting Based Consolidation Event” means the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of any Conduit that are subject to this Agreement or any other Transaction Document with all or any portion of the assets and liabilities of an Affected Entity. An Accounting Based Consolidation Event shall be deemed to occur on the date any Affected Entity shall acknowledge in writing that any such consolidation of the assets and liabilities of a Conduit shall occur.

“Affected Entity” means (i) any Funding Source, (ii) any agent, administrator or manager of a Conduit, or (iii) any bank holding company in respect of any of the foregoing.

(c) Effective as of the date of this Consent and Amendment, Section 8.2 of the Existing RPA is hereby amended and restated in its entirety to read as follows:

Section 8.2. Increased Cost and Reduced Return; Accounting Based Consolidation Event.

(a) If after the date hereof, any Affected Entity shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy), any accounting principles or any change therein in any of the foregoing, or any change in the interpretation or administration thereof by the Financial Accounting Standards Board (“FASB”), any governmental authority, any central bank or any comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority or agency (a “Regulatory Change”): (i) which subjects any Affected Entity to any charge or withholding on or with respect to this Agreement, any Funding Agreement or an Affected Entity’s obligations under this Agreement or a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Affected Entity of any amounts payable under this Agreement or any Funding Agreement (except for changes in the rate of tax on the overall net income of an Affected Entity) or (ii) which imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of an Affected Entity, or credit extended by an Affected Entity pursuant to this Agreement or a Funding Agreement or (iii) which imposes any other condition the result of which is to increase the cost to an Affected Entity of performing its obligations under this Agreement or a Funding Agreement, or to reduce the rate of return on an Affected Entity’s capital as a consequence of its obligations under this Agreement or a Funding Agreement, or to reduce the amount of any sum received or receivable by an Affected Entity under this Agreement or a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the applicable Co-Agent, the Seller shall pay to such Co-Agent, for the benefit of the relevant Affected Entity, such amounts charged to such Affected Entity or compensate such Affected Entity for such reduction. For the avoidance of doubt, if FASB Interpretation No. 46R, or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of any Conduit or the Seller with the assets and liabilities of any Agent, any Person or any other Affected Entity, such event shall constitute a circumstance on which such Affected Entity may base a claim for reimbursement under this Section.

(b) If after the date hereof, any Accounting Based Consolidation Event shall occur which is not the result of a Regulatory Change, then, upon demand by any Co-Agent, Seller shall pay to such Co-Agent, for the benefit of the relevant Affected Entity, such amounts as such Affected Entity reasonably determines will compensate or reimburse such Affected Entity for any resulting (i) fee, expense or increased cost charged to, incurred or otherwise suffered by such Affected Entity, (ii) reduction in the rate of return on such Affected Entity’s capital or reduction in the amount of any sum received or receivable by such Affected Entity, or (iii) internal capital charge or other imputed cost determined by such Affected Entity to be allocable to Seller or the transactions contemplated in this Agreement in connection therewith; provided, however, that in no event may any Affected Entity (or the applicable Co-Agent on its behalf) claim or receive reimbursement or compensation for amounts under this Section 8.2(b) that would result in its total compensation (inclusive of Discount and fees) exceeding the total compensation that would have been payable to such Affected Entity immediately prior to such Accounting Based Consolidation Event if it were a Committed Purchaser purchasing or committing to purchase Receivable Interests pursuant to Section 2.2 of this Agreement. Amounts under this Section 8.2(b) may be demanded at any time without regard to the timing of issuance of any financial statement by Company or by any Affected Entity.

(c) Payment of any sum pursuant to this Section 8.2 shall be made by the Seller to the applicable Co-Agent, for the benefit of the relevant Affected Entity, not later than ten (10) days after any such demand is made. A certificate of any Affected Entity, signed by an authorized officer claiming compensation under this Section 8.2 and setting forth in reasonable detail the additional amount to be paid for its benefit and explaining the manner in which such amount was determined shall be presumptive evidence of the amount to be paid, absent manifest error. Amounts under this Section 8.2 may be demanded at any time without regard to the timing of issuance of any financial statement by a Conduit or any Affected Entity.

(d) Effective as of the date of this Consent and Amendment, the following new Section 10.4 is hereby inserted into the Existing RPA:

Section 10.4. Federal Reserve. Notwithstanding any other provision of this Agreement to the contrary, any Committed Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Receivable Interest and any rights to payment of Capital and Yield) under this Agreement to secure obligations of such Committed Purchaser to a Federal Reserve Bank, without notice to or consent of the Seller, any other Purchaser or any Agent; provided that no such pledge or grant of a security interest shall release a Committed Purchaser from any of its obligations hereunder, or substitute any such pledgee or grantee for such Committed Purchaser as a party hereto.

(e) Any Event of Default or Potential Event of Default under the Existing RSA, or a Potential Servicer Default or Servicer Default under the Existing RPA, that would arise as a result of changes in the board of directors of any Current Originator prior to the date hereof, is hereby expressly waived.

(f) Effective upon the consummation of the Merger, the definition of the term “Originator” in the Existing RPA is hereby amended and restated so that such definition shall read in its entirety as follows:

“Originator” means any of (a) Yellow Roadway Corp., a Delaware corporation formerly known as Roadway Express, Inc. (“REI”) and successor by merger of Yellow Transportation, Inc. with and into REI, (b) USF Reddaway Inc., an Oregon corporation, and (c) USF Holland Inc., a Michigan corporation.

(g) Effective upon the consummation of the Merger, the definition of the term “Existing Originator” in the Existing RSA is hereby amended so that such term shall read in its entirety and mean as follows (and any inconsistent definition in the Existing RSA is hereby superseded):

“Existing Originators” means Yellow Roadway Corp., a Delaware corporation formerly known as Roadway Express, Inc. (“REI”) and successor by merger of Yellow Transportation, Inc. with and into REI.

(h) Effective upon the consummation of the Merger, the first recital in the Existing Undertaking is hereby amended and restated so that such recital shall read in its entirety as follows:

Yellow Roadway Corp, a Delaware corporation as successor by merger to Yellow Transportation, Inc., an Indiana corporation, and Roadway Express, Inc., a Delaware corporation, USF Reddaway Inc., an Oregon corporation, USF Holland Inc., a Michigan corporation (each of the foregoing, an “Originator” and collectively, the “Originators”), and Recipient have entered into an Amended and Restated Receivables Sale Agreement, dated as of May 24, 2005 (as amended, restated or otherwise modified from time to time, the “Sale Agreement”), pursuant to which (a) the Originators are selling to Recipient their respective right, title and interest in their Receivables and Related Security subject to the terms and conditions contained therein and (b) the Originators have agreed to act as Sub-Servicers for the receivables originated by them.

(i) Effective upon the consummation of the Merger and the change of name from “Yellow Roadway Corp.” to “YRC Inc.”, prior references to Yellow Roadway Corp. in the Existing RSA, the Existing RPA and the Existing Undertaking shall mean and refer to YRC Inc., a Delaware corporation.

4. Effective Date. This Consent and Amendment shall become effective as of the date hereof when the Administrative Agent has received counterparts of this Consent and Amendment, duly executed by each of the parties hereto.

5. Ratification. Each of the Existing RPA , the Existing RSA and the Existing Undertaking, as modified hereby, is hereby ratified, approved and confirmed in all respects.

6. Reference to Agreement. From and after the effective date hereof, each reference in the Existing RPA or Existing RSA to “this Agreement” or “this Undertaking,” as the case may be, “hereof”, or “hereunder” or words of like import, and all references to the Existing RPA, the Existing RSA and the Existing Undertaking, as the case may be, in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Existing RPA, the Existing RSA or the Existing Undertaking, as applicable, as modified by this Consent and Amendment.

7. Costs and Expenses. The Seller agrees to pay all reasonable costs, fees, and out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) incurred by the Agents in connection with the preparation, execution and enforcement of this Consent and Amendment.

8. CHOICE OF LAW. THIS CONSENT AND AMENDMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

9. Execution in Counterparts. This Consent and Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Consent and Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

YELLOW ROADWAY RECEIVABLES FUNDING CORPORATION

By:	/s/ Christina E. Wise
Name:	Christina E. Wise
Title:	President and Chief Executive Officer

YRC WORLDWIDE INC., AS PERFORMANCE GUARANTOR

By:	/s/ Christina E. Wise
Name:	Christina E. Wise
Title:	Vice President - Treasurer

YELLOW TRANSPORTATION, INC.

By:	/s/ Kenneth P. Bowman
Name:	Kenneth P. Bowman
Title:	Vice President - Finance

ROADWAY EXPRESS, INC.

By:	/s/ Kenneth P. Bowman
Name:	Kenneth P. Bowman
Title:	Vice President - Finance

USF REDDAWAY INC.

By:	/s/ Tom Palmer Jr.
Name:	Tom Palmer Jr.
Title:	VP, Finance

USF HOLLAND INC.

By:	/s/ Daniel L. Olivier
Name:	Daniel L. Olivier
Title:	Vice President, Finance

YRC ASSURANCE CO. LTD., AS AN UNCOMMITTED PURCHASER AND AS YRCA AGENT

By:	/s/ Brenda Stasiulis
Name:	Brenda Stasiulis
Title:	Financial Officer

FALCON ASSET SECURITIZATION COMPANY LLC

BY:	JPMORGAN CHASE BANK, N.A., ITS ATTORNEY-IN- FACT

By:	/s/ John M. Kuhns
Name:	John M. Kuhns
Title:	Executive Director

SUNTRUST ROBINSON HUMPHREY, INC., AS THREE PILLARS AGENT

By:	/s/ Joseph R. Franke
Name:	Joseph R. Franke
Title:	Director

THREE PILLARS FUNDING LLC

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

AMSTERDAM FUNDING CORPORATION

By:	/s/ Jill A. Russo
Name:	Jill A. Russo
Title:	Vice President

JPMORGAN CHASE BANK, N.A., AS A COMMITTED PURCHASER, AS FALCON AGENT AND AS ADMINISTRATIVE AGENT

By:	/s/ John M. Kuhns
Name:	John M. Kuhns
Title:	Executive Director

SUNTRUST BANK, AS A COMMITTED PURCHASER

By:	/s/ Tesha Winslow
Name:	Tesha Winslow
Title:	Portfolio Manager

WACHOVIA BANK, NATIONAL ASSOCIATION, AS A COMMITTED PURCHASER, AS LC ISSUER AND AS WACHOVIA AGENT

By:	/s/ William P. Rutkowski
Name:	William P. Rutkowski
Title:	Vice President

ABN AMRO BANK N.V., AS A COMMITTED PURCHASER AND AS AMSTERDAM AGENT

By:	/s/ David J. Donofrio
Name:	David J. Donofrio
Title:	Director

By:	/s/ Christopher M. Burke
Name:	Christopher M. Burke
Title:	Vice President